Exhibit 3.3

CERTIFICATE OF TRUST OF

CATERPILLAR FINANCIAL ASSET TRUST 2007-A

THIS Certificate of Trust of Caterpillar Financial Asset Trust 2007-A (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the "Act").

Name.  The name of the statutory trust formed by this Certificate of Trust is Caterpillar Financial Asset Trust 2007-A.

Delaware Trustee.  The name and business address of the trustee of the Trust in the State of Delaware are The Bank of New York (Delaware), 100 White Clay Center, Route 273, Newark, Delaware 19711 Attention: Corporate Trust Administration.

Effective Date.  This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                                             THE BANK OF NEW YORK
                                                             (DELAWARE), not in its individual capacity but solely as Trustee

                                                             By:_/s/ Kristine K. Gullo_________________
                                                                                                                                     Name:  Kristine K. Gullo
                                                                                                                                     Title:     Vice President

5